CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated Insurance Series:

We consent to the use of our report dated February 14, 2011, with respect to the financial statements of the Federated Capital Appreciation Fund II, Federated Capital Income Fund II, Federated Prime Money Fund II, and Federated Quality Bond Fund II, each a portfolio of Federated Insurance Series, as of December 31, 2010, incorporated herein by reference in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts

April 12, 2011